Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Siebert Financial Corp. and related prospectus of our report dated February 20, 2002 with respect to the consolidated financial statements of Siebert Financial Corp. which are included in its Annual Report on Form 10-K for the year ended December 31, 2001.



/s/ Eisner LLP    (formerly Richard A. Eisner & Company, LLP)

New York, New York
January 21, 2003